Exhibit 99.1

FLEET STATUS REPORT AS OF JULY 2, 2010

Rig Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1] Days	Completion	Comments
U.S. GULF OF MEXICO
SEAHAWK 3000	300'MC	US GOM	Contracted	Energy XXI	$55,000	21	24-Jul-2010	Permitted
			Contracted	Badger	$55,000	40	3-Sep-2010	Permitted
SEAHAWK 2602	250'MC	US GOM	Contracted	Arena Offshore	$40,000	13	15-Jul-2010	Permitted
SEAHAWK 2601	250'MC	US GOM	Contracted	Hilcorp	$41,000	6	8-Jul-2010	Permitted
			Contracted	Hilcorp	$41,000	50	27-Aug-2010	Permit pending
SEAHAWK 2600	250'MC	US GOM	Contracted	Peregrine	$42,500	7	9-Jul-2010	Permitted
SEAHAWK 2505	250'MS	US GOM	Available
SEAHAWK 2504	250'MS	US GOM	Available
SEAHAWK 2500	250'MS	US GOM	Contracted	Arena Offshore	$35,000	70	10-Jan-2011	Arena’s drilling program deferred until November
SEAHAWK 2007	200'MC	US GOM	Contracted	Mariner	$35,000	5	7-Jul-2010	Permitted
			Contracted	Breton	$35,000	35	11-Aug-2010	Permit pending
SEAHAWK 2004	200'MC	US GOM	Contracted	Bandon Oil & Gas	$36,000	45	17-Aug-2010	Permitted
SEAHAWK 2001	200'MC	US GOM	Contracted	Castex	$34,000	10	12-Jul-2010	Permitted
U.S. COLD STACKED (10)
SEAHAWK 2501	250'MS	US GOM	Cold Stacked
SEAHAWK 2502	250'MS	US GOM	Cold Stacked
SEAHAWK 2006	200'MC	US GOM	Cold Stacked
SEAHAWK 2003	200'MC	US GOM	Cold Stacked
SEAHAWK 2005	200'MC	US GOM	Cold Stacked
SEAHAWK 2503	250'MS	US GOM	Cold Stacked
SEAHAWK 2008	200'MC	US GOM	Cold Stacked
SEAHAWK 2000	200'MC	US GOM	Cold Stacked
SEAHAWK 2002	200'MC	US GOM	Cold Stacked
SEAHAWK 800	80'MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

1 The number of days to complete the program are estimated for U.S. well-to-well contracts and contract extensions in Mexico. The actual number of days contracted may vary from this estimate.